Exhibit 3.1.12

ARTICLES OF INCORPORATION

OF

HOLLIS CORPORATION

We, the undersigned natural persons of the age of twenty-one years or more, acting as incorporators of a corporation under the Mississippi Business Corporation Act adopt the following Articles of Incorporation for such corporation:

FIRST: The name of the corporation is Hollis Corporation.

SECOND: The period of its duration is ninety-nine (99) years.

THIRD: The purpose or purposes for which the corporation is organized is:

To acquire, print, publish, conduct and circulate or otherwise deal with any newspaper or newspapers and other publications, and generally to carry on the business of newspaper proprietors and general publishers; to carry on if and when it shall deem desirable the trade or business of general printers, lithographers, engravers and advertising agents; to build, construct, erect, purchase, hire or otherwise acquire or provide any buildings, offices, workshops, plant and machinery or other things necessary or useful for the purpose of carrying out the objects of the company.

To carry on the business of printers, stationers, book sellers, binders, stereotypers, die sinkers, electrotypers, book paper, envelope and ink manufacturers, engravers and publishers.

To acquire, own and operate one or more television stations, one or more radio stations, and to do any and all acts necessary or useful for such purposes.

To purchase, acquire, hold, improve, sell, convey, assign, release, mortgage, encumber, lease, and deal in real, personal and mixed property of every name and nature; to lend money and take security for the payment of sums due the corporation, and to assign and release such security, bonds, debentures, obligations and evidences of indebtedness of all kinds, whether secured by mortgage, pledge, or otherwise, and generally to make and perform agreements and contracts of every kind and description to the same extent as natural persons might or could do, and to borrow money in the name of the corporation and to execute notes, whether secured or unsecured bonds, debentures, obligations, security agreements and evidences of indebtedness of any kind or nature whatsoever.

To acquire and erect facilities of any kind or description necessary or desirable for the carrying on of such business; to do any and everything necessary, suitable and proper for the accomplishment of any of the purposes or the attainment of any of the operations for the furtherance of any of the powers hereinbefore set forth, either alone or in association with other corporations, firms or individuals and to do every other act or acts or things incident or apperatining to or growing out of and connected with the aforesaid business or powers or any part or parts thereof, provided the same be not inconsistent to the laws under which this corporation is organized.

FOURTH: The aggregate number of shares which the corporation shall have authority to issue is twenty-five thousand (25,000) of the par value of $100.00 each.

FIFTH: The corporation will not commence business until consideration of the value of at least $1,000,000.00 has been received for the issuance of shares.

SIXTH: Provisions limiting or denying to shareholders the preemptive right to acquire additional or treasury shares of the corporation are: NONE

SEVENTH: The post office address of its initial registered office is: 310 Gulf National Bank Building, Gulfport, Mississippi, and the name of its initial registered agent is: Webb M. Mize, whose home address is: 1804 Beach Drive, Mississippi City Station, Gulfport, Mississippi 39501, and whose business post office address is: 310 Gulf National Bank Building, Gulfport, Mississippi 39501.

EIGHTH: The number of directors constituting the initial Board of Directors of the corporation is ten (10), and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and shall qualify are:

NAME:	POST OFFICE ADDRESS:

Ambrose G. Hampton	5020 Garners Ferry Road, Columbia, S.C. 29209

John F. McGee	1501 Saramount, Columbia, S.C. 29204

D.W. Robinson	4030 Claremont Dr., Columbia, S.C. 29205

A.T. Graydon	Laurel, West Columbia, S.C.

J. Willis Cantey	1400 Westminster Dr., Columbia S.C. 29204

Paul B. Barringer, II	(no St. Add.) Weldon, N.C.

William Elliott	339 Laurel Springs Rd., Columbia, S.C.

Frank Hampton	“Millwood”, Garners Ferry Road, Columbia S.C. 29209

Jo Wilkes Ratcker	217 Fayard, Biloxi, Mississippi 39530

Eugene P. Wilkes	217 Fayard, Biloxi, Mississippi 39530

NINTH: The name and post office addresses of each incorporator is:

NAME:	POST OFFICE ADDRESS:
Hollis C. Thompson, Jr.	1520 Hewes Avenue, Gulfport, Mississippi 39501
Webb M. Mize	1804 Beach Drive, Mississippi City Station, Gulfport, Mississippi 39501

Dated June 12th, 1968.

/s/ Hollis C. Thompson, Jr.
Hollis C. Thompson, Jr.

/s/ Webb M. Mize
Webb M. Mize

STATE OF MISSISSIPPI

COUNTY OF HARRISON

I, Murray D. Baxter, a Notary Public, hereby certify that on the 12th day of June, 1968, personally appeared before me Hollis C. Thompson, Jr., and Webb M. Mize, who each being by me first duly sworn, declared that they are the incorporators of Hollis Corporation, that they executed the foregoing document as the incorporators of the corporation and that the statements therein contained are true.

/s/ [signature illegible]
Notary Public

My Commission Expires:

July 11, 1971

ARTICLES OF AMENDMENT

TO

CHARTER OF INCORPORATION OF HOLLIS CORPORATION

Hollis Corporation hereby amends the Articles of Incorporation under the provisions of the Mississippi Business Corporation Act.

The Board of Directors of Hollis Corporation has heretofore adopted a Resolution authorizing the Amendment herein set forth and directed that the desired Amendment be submitted to a vote at a meeting of Shareholders at a special meeting thereof. Copy of said Resolution, duly certified by the Secretary of Corporation, is attached hereto and made a part hereof.

Written notice setting forth the Amendment was given to each Shareholder of record entitled to vote within the time and in the manner provided in the Mississippi Business Corporation Act for the giving of notice of meetings of Shareholders.

At the meeting of the Shareholders held pursuant to the notice referred to in the preceding paragraph the proposed Amendment was voted on and was adopted by unanimous vote of the Shareholders; a true certified copy of such Resolution is attached hereto.

On July 24, 1968, Roland Weeks, Jr. and Webb M. Mize reserved the name “Gulf Publishing Company, Inc.” and such reservation of name is on file in the office of the Secretary of State of the State of Mississippi, and such reserved name has been transferred by the said Roland Weeks, Jr. and Webb M. Mize to Hollis Corporation.

(a) The name of the Corporation is: Hollis Corporation.

(b) The Amendment so adopted only amends the name of the Corporation and the Charter of Incorporation is amended so that part reading as follows:

First: The name of the corporation is “Hollis Corporation” will be changed so that hereafter it shall read as follows:

“First: The name of the corporation is: ‘Gulf Publishing Company, Inc.’”.

(c) The date of the adoption of the Amendment by the Shareholders is August 2, 1968.

(d) The number of shares outstanding and the number of shares entitled to vote therein is 18,100.

(e) The number of shares voted for the Amendment is 18,100.

(f) The number of shares voted against the Amendment is none.

(g) Amendment does not provide for exchange, reclassification or reissue.

(h) Amendment does not effect a change of issued capital.

Dated: August 8, 1968.

HOLLIS CORPORATION

BY:	/s/ John F. McGee
PRESIDENT

BY:	/s/ Roland Weeks, Jr.
SECRETARY

STATE OF SOUTH CAROLINA

COUNTY OF RICHLAND

I,             , a Notary Public, hereby certify that on the 8th day of August, 1968, personally appeared before me, John F. McGee, President of the within named Hollis Corporation, who being by me first duly sworn declared that he is the President of Hollis Corporation, and that he executed the foregoing document on the day and date mentioned above and that the facts contained therein are true.

/s/ [signature illegible]
NOTARY PUBLIC

My Commission Expires:

January 1, 1971

STATE OF MISSISSIPPI

COUNTY OF HARRISON

I,             , a Notary Public, hereby certify that on the      day of August, 1968, personally appeared before me Roland Weeks, Jr., Secretary of the within named Hollis Corporation, who being by me first duly sworn declared that he is the Secretary of Hollis Corporation, and that he executed the foregoing document on the day and date mentioned above and that the facts are true.

/s/ [signature illegible]
NOTARY PUBLIC

My Commission Expires:

Feb 21 ‘71

RESOLVED, that in the judgment of the Board of Directors of Hollis Corporation it is deemed advisable to amend the Articles of Incorporation so as to change the name of the Corporation from Hollis Corporation, its present name, to Gulf Publishing Company, Inc., and to that end the Article “First” be changed to read as follows:

“First: The name of the Corporation is: Gulf Publishing Company, Inc.”

RESOLVED FURTHER that a special meeting of the Stockholders of this Corporation is hereby called to be held at the principal office of the Corporation to take action upon said Resolution and that three (3) days written notice of said meeting be given by mail to the Stockholders by the President of the Corporation.

I, Roland Weeks, Jr., Secretary of Hollis Corporation do hereby certify that the above and foregoing is a true and correct copy of Resolution adopted by Board of Directors of Hollis Corporation at a meeting held on July 29, 1968.

This the 8 day of August, 1968.

/s/ Roland Weeks, Jr.
Roland Weeks, Jr., Secretary

WHEREAS, the Board of Directors of Hollis Corporation has deemed it advisable to amend the Certificate of Incorporation so as to change the name of the Corporation from Hollis Corporation to that of Gulf Publishing Company, Inc., and

WHEREAS, all Shareholders of Hollis Corporation are present in person and, therefore,

BE IT RESOLVED, by the Shareholders of Hollis Corporation that the Articles of Incorporation be amended to change the name of Hollis Corporation, its present name, to Gulf Publishing Company, Inc. and to that end the Article “First” be changed to read as follows:

“First: The name of the Corporation is: Gulf Publishing Company, Inc.”

I, Roland Weeks, Jr., Secretary of Hollis Corporation do hereby certify that the above and foregoing is a true and correct copy of Resolution unanimously adopted by the Shareholders of Hollis Corporation at a meeting held on August 2, 1968.

This the 8th day of August, 1968.

/s/ Roland Weeks, Jr.
Roland Weeks, Jr.